Tidal Trust II 485BPOS

Exhibit 99.(d)(xi)(i)

FIRST AMENDMENT TO THE

TIDAL TRUST II

INVESTMENT ADVISORY AGREEMENT

with

TOROSO INVESTMENTS, LLC

THIS FIRST AMENDMENT dated as of August 15, 2023, to the Investment Advisory Agreement dated as of January 31, 2023 (the “Agreement”), entered into by and between TIDAL TRUST II (the “Trust”), on behalf of the series of the Trust as indicated on Schedule A to the Agreement, as may be amended from time to time (each, a “Fund,” and collectively, the “Funds”), and TOROSO INVESTMENTS, LLC (the “Adviser”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Trust and the Adviser desire to amend Schedule A to the Agreement to add the following series:

Return Stacked™ U.S. Stocks & Managed Futures ETF

WHEREAS, Section 21 of the Agreement allows for the amendment of the Agreement by a written instrument executed by both parties;

NOW, THEREFORE, the parties agree as follows:

Schedule A of the Agreement is hereby superseded and replaced with Amended and Restated Schedule A attached hereto, for the purpose of adding the following series:

Return Stacked™ U.S. Stocks & Managed Futures ETF

to be effective at the time each Fund commences operation pursuant to an effective amendment to the Trust’s Registration Statement under the Securities Act of 1933, as amended, and to amend the names of certain existing series.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

TIDAL TRUST II		TOROSO INVESTMENTS, LLC
on behalf of its series listed on Amended and Restated Schedule A

By:	/s/ Eric W. Falkeis	By:	/s/ Daniel H. Carlson
Name:	Eric W. Falkeis	Name:	Daniel H. Carlson
Title:	President	Title:	Chief Financial Officer

Amended and Restated

Schedule A

to the

Investment Advisory Agreement

by and between

Tidal Trust II and

Toroso Investments, LLC

Fund Name	Advisory Fee
Return StackedTM Bonds & Managed Futures ETF	0.95%
Return StackedTM Global Stocks & Bonds ETF	0.50%
Return Stacked™ U.S. Stocks & Managed Futures ETF	0.95%

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